            LANNETT COMPANY REPORTS RESULTS OF OPERATIONS FOR ITS 1ST
                             QUARTER OF FISCAL 2004


         SALES - $13.2 MILLION; NET INCOME - $3.4 MILLION; EARNINGS PER
                                 SHARE - $0.17



           PHILADELPHIA, PA - October 29, 2003 - LANNETT COMPANY, INC.
(AMEX: LCI), a manufacturer of generic pharmaceuticals, is pleased to announce its unaudited results of operations for the quarter ended September 30, 2003. The Company's results of operations are summarized as follows:

           o A 45% increase in Net Sales for the 1st Quarter of Fiscal 2004 compared to the 1st Quarter of Fiscal 2003;

           o A 34% increase in Net Income for the 1st Quarter of Fiscal 2004 compared to the 1st Quarter of Fiscal 2003;

           The following table presents Lannett's unaudited results of operations for the quarter ended September 30, 2003, compared to the quarter ended September 30, 2002:




                                                             Quarter Ended
                                                    9/30/03                 9/30/02
                                                   Unaudited              Unaudited
                                                            (In thousands,
                                                 except for Diluted Income per Share)
         Net Sales                               $       13,221        $       9,127
         Cost of Sales                                    4,797                3,836
                                                 -----------------------------------
         Gross Profit                                     8,424                5,291
         Research & Development Expenses                    886                  456
         Selling, General & Admin. Expenses               1,726                  894
                                                 -----------------------------------
         Operating Profit                                 5,812                3,941
         Other Income/(Expense)                              (8)                 (24)
                                                 -----------------------------------
         Income Before Taxes                              5,804                3,917
         Income Tax Expense                               2,379                1,365
                                                 -----------------------------------
         Net Income                                       3,425                2,552
                                                 ===================================

         Diluted Income per Share  ***           $         0.17         $       0.13
                                                 ===================================


*** DILUTED INCOME PER SHARE FOR THE QUARTER ENDED SEPTEMBER 30, 2002 HAS BEEN ADJUSTED FOR THE COMPANY'S 3 FOR 2 STOCK SPLIT EFFECTIVE FOR SHAREHOLDERS OF RECORD ON FEBRUARY 14, 2003.

         The Company attributes the increases in sales and income to the introduction of new products, and increased sales of a portion of its previously marketed products.


         The Company's common stock trades on the American Stock Exchange under the symbol "LCI". For more information please call Investor Relations at 215/333-9000.

         THIS PRESS RELEASE CONTAINS CERTAIN STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO FUTURE EVENTS OR FUTURE BUSINESS PERFORMANCE. ANY SUCH STATEMENTS THAT REFER TO LANNETT'S ESTIMATED OR ANTICIPATED FUTURE FINANCIAL RESULTS, FUTURE INVENTORY LEVELS, FUTURE COMPETITION OR PRICING, FUTURE LEVELS OF OPERATING EXPENSES, PRODUCT DEVELOPMENT EFFORTS OR PERFORMANCE, OR OTHER NON-HISTORICAL FACTS ARE FORWARD-LOOKING AND REFLECT LANNETT'S CURRENT PERSPECTIVE OF EXISTING TRENDS AND INFORMATION. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT CANNOT BE PREDICTED OR QUANTIFIED AND, CONSEQUENTLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, THE UNCERTAINTY THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE PRELIMINARY RESULTS DESCRIBED IN THIS PRESS RELEASE, RATES OF SALE OF CUSTOMER INVENTORIES, THE SUCCESS OF LANNETT'S PRODUCT DEVELOPMENT ACTIVITIES AND THE TIMELINESS WITH WHICH REGULATORY AUTHORIZATIONS AND PRODUCT ROLL-OUT MAY BE ACHIEVED, MARKET ACCEPTANCE OF LANNETT'S PRODUCTS AND THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, THE AVAILABILITY ON COMMERCIALLY REASONABLE TERMS OF RAW MATERIALS AND OTHER THIRD PARTY SOURCED PRODUCTS, SUCCESSFUL COMPLIANCE WITH EXTENSIVE, COSTLY, COMPLEX AND EVOLVING GOVERNMENTAL REGULATIONS AND RESTRICTIONS, EXPOSURE TO PRODUCT LIABILITY AND OTHER LAWSUITS AND CONTINGENCIES, AND OTHER RISKS AND UNCERTAINTIES DETAILED IN LANNETT'S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO: LANNETT'S ANNUAL REPORT AND FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 2003.

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